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                                                                    Exhibit 3.16

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                               ISPAT INLAND, L.P.

      AGREEMENT OF LIMITED PARTNERSHIP, dated as of July 10, 1998, among 9064-4816 Quebec Inc. as General Partner, and Ispat Sidbec Inc. as Limited Partner.

                                   WITNESSETH:

      WHEREAS, the General Partner and the Limited Partner desire to form a limited partnership pursuant to the Delaware Act (defined below);

      AND WHEREAS the General Partner and the Limited Partner wish to enter into this Agreement to provide for the conduct of the business and affairs of the Partnership and to govern their relationship as partners in the Partnership;

      NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1 Definitions. Capitalized terms used herein without definition have the following meanings:

                                   DEFINITIONS

      "Agreement" means this Agreement of Limited Partnership, as amended from time to time.

      "Board" means the Board of Directors of the Partnership.

      "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

      "Capital Contribution" means, with respect to any Partner, the amount of cash or agreed value of property contributed by such Partner to the Partnership.

      "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, Del. Code Ann., tit. 6, Section 17-101, et seq., as amended from time to time.

      "General Partner" means 9064-4816 Quebec Inc., a special purpose company incorporated under the laws of Quebec, or any other party who may become the General Partner of the Partnership in place of or in substitution for 9064-4816 Quebec Inc. from time to time.

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      "General Partner's Contributed Capital" means the aggregate amount of
Capital Contributions made by the General Partner to the Partnership from time to time, including the Capital Contribution required to be made by the General Partner as set forth on Schedule I hereto.

      "General Partner's Share" means the portion, stated as a percentage, that the General Partner's Contributed Capital represents of the Total Contributed Capital.

      "Limited Partner" means Ispat Sidbec Inc.

      "Limited Partner's Contributed Capital" means the aggregate amount of Capital Contributions made by the Limited Partner to the Partnership from time to time, including the Capital Contribution required to be made by the Limited Partner as set forth on Schedule I hereto.

      "Limited Partner's Share" means the portion, stated as a percentage, that the Limited Partner's Contributed Capital represents of the Total Contributed Capital.

      "Partner" means the General Partner and the Limited Partner.

      "Partnership" means Ispat Inland, L.P., as such partnership may from time to time be constituted.

      "Person" means any individual, partnership, corporation, trust or other entity.

      "Tax Return" means any report, return, document, schedules, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to taxes including, without limitation, any amendments thereto.

      "Total Contributed Capital" means, on any date, the sum of the General Partners' Contributed Capital and the Limited Partner's Contributed Capital.

                                   ARTICLE II

                               GENERAL PROVISIONS

      SECTION 2.1 Partnership Name. The name of the Partnership is Ispat Inland, L.P.

      SECTION 2.2 Office; Registered Agent. The Partnership shall maintain a registered office in Delaware at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Partnership's registered agent at such address is The Corporation Trust Company. The business address of the Partnership shall be at 30 West Monroe Street, Chicago, Illinois 60603, or at such other place as the General Partner shall determine.

      SECTION 2.3 Purposes of the Partnership. The purpose of the Partnership is to (a) receive funds contributed to the Partnership by each Partner, (b) borrow funds, and instruct banks to issue, and become liable to such banks for reimbursement of payments by such banks under,

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letters of credit, (c) contribute funds to other entities in exchange for, or in connection with, securities of such entities, (d) make loans to other entities, and (e) in order to secure the Partnership's obligations and liabilities for, and in connection with, the repayment of borrowed funds and reimbursement of payments under letters of credit (including, without limitation, interest, fees and other amounts), grant security interests and liens in and to any and all of its assets and properties.

      SECTION 2.4 Liability of the Limited Partner Generally. Except as otherwise provided in this Agreement or the Delaware Act, no Limited Partner (or former Limited Partner) shall be obligated to make any contribution of capital to the Partnership or have any liability for the debts and obligations of the Partnership.

      SECTION 2.5 Fiscal Year. The fiscal year of the Partnership for financial statement and tax purposes shall end on December 31st.

                                   ARTICLE III

                  MANAGEMENT AND OPERATIONS OF THE PARTNERSHIP

      SECTION 3.1 Management Generally and the Board of Directors.

            (a) The Limited Partner shall not have any right to take part in the management or control of the Partnership or its business and affairs or to act for or bind the Partnership in any way. Notwithstanding the foregoing, the Limited Partner shall have all of the rights and powers specifically set forth in this Agreement.

            (b) The Partnership shall have a Board of Directors, to which the General Partner hereby delegates, within the meaning of Section 17-403(c) of the Act, the specific duties associated with the management of the Partnership that are so stated to be delegated, including, without limitation, the right to select, appoint, and remove a Manager pursuant to
      Section 3.1(e) hereof. The General Partner likewise delegates to such Manager the General Partner's duty to manage the affairs and business of the Partnership to the extent of the duties assigned to such Manager pursuant to the terms of this Agreement. No such delegation shall cause the General Partner to cease to be a general partner of the Partnership. Except as otherwise provided herein, the General Partner shall have no duty to supervise the activities or proceedings of the Board of Directors or the Manager, and each Partner hereby agrees that the General Partner's duties and liabilities (including fiduciary liabilities) to the Partnership and the Partners have been restricted.

            (c) The Board of Directors shall consist of three Directors; provided, however, that the Partnership shall at all times have at least one Director (an "Independent Director") who is not, nor at any time has been, (a) an officer or employee of any Partner or any affiliate of any Partner, (b) a person related to any officer or employee of any Partner or any affiliate of any Partner, (c) a holder (directly or indirectly) of more than 10% of any voting securities or interests of any Partner or any affiliate of any Partner, or (d) a person related to a holder (directly or indirectly) of more than 10% of any voting securities or interests of any Partner or any affiliate of any Partner. In the event of the

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      death, incapacity, resignation or removal of any Independent Director, the
      Board of Directors shall promptly appoint an Independent Director for each Independent Director whose death, incapacity, resignation or removal caused the related vacancy on the Board of Directors; provided, however, that the Board of Directors shall not vote on or approve any matter unless and until at least one Independent Director has been duly appointed to serve on the Board of Directors. The General Partner shall designate two Directors, and the Limited Partner shall designate one Director. The initial Directors of the Partnership shall be as set forth on Exhibit A hereto.

            (d) A majority of the Directors then in office shall constitute a quorum for transaction of business at any Board meeting; provided, however, that all of the Directors then in office shall constitute a quorum for any transaction referred to in clauses (i) through (vii) below or any dissolution pursuant to Section 6.2(c). The Board shall take action pursuant to resolutions adopted by the affirmative vote of a majority of the Directors participating in a Board meeting where a quorum is present; provided, however, that unanimous approval of the Board of Directors and approval of the General Partner and the Limited Partner is required for the Partnership to engage in any of the following transactions:

                  (i) merger or consolidation of the Partnership with or into another business entity;

                  (ii) sale of all or substantially all of the assets of the Partnership;

                  (iii) reorganization;

                  (iv)  spin-off;

                  (v)   split-up;

                  (vi)  recapitalization; and

                  (vii) the Partnership's (A) making an assignment for the
            benefit of creditors; (B) application for, seeking, consent to or acquiescing in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property; (C) institution of any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, supplemented or modified from time to time, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or failing to file an answer or other pleading denying the material allegations of any such proceeding filed against it; or (D) admitting in writing its inability to pay its debts generally as they become due.

            (e) The Board shall select the Manager of the Partnership. The Manager may be removed at any time by an affirmative vote of a majority of the Directors on the Board. The Manager shall, subject to the control of the Board, have general supervision of the business of the Partnership.

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            (f)   Notwithstanding anything to the contrary in this Section 3.1, the Limited Partner shall at all times be and remain a Limited Partner and shall not take any action that could be construed under the Delaware Act or by a third party as management or control of the Partnership which would result in such Limited Partner losing its status as such.

      SECTION 3.2 Books and Records; Accounting Method. The General Partner shall keep or cause to be kept at the address of the General Partner (or at such other place as the General Partner shall advise the other Partners in writing) full and accurate books and records of the Partnership. The books and records shall be available, upon 10 Business Days' notice to the General Painter, for inspection and copying at reasonable times during business hours by each Limited Partner or its duly authorized agents or representatives for any purpose reasonably related to such Limited Partner's interest in the Partnership.

      SECTION 3.3 Tax Returns. The General Partner shall cause to be prepared and timely filed all Tax Returns required to be filed for the Partnership. The General Partner may, in its discretion, make, or refrain from making, any income or other tax elections for the Partnership that it deems necessary or advisable, provided, however, that the General Partner shall cause the Partnership to elect to be treated as an association taxable as a corporation for United States federal income tax purposes.

                                   ARTICLE IV

               FEES AND EXPENSES, ALLOCATION OF PROFITS AND LOSSES
                      OF THE PARTNERSHIP AND DISTRIBUTIONS

      SECTION 4.1 Fees and Expenses. The Partnership shall pay all fees and expenses payable in connection with the issue of Partnership interests.

      SECTION 4.2 Distributions. Cash and other distributions shall be made to the Partners at such time and in such manner as may be determined from time to time by the Board. All such distributions shall be allocated and distributed between the General Partner, on the one hand, and the Limited Partner, on the other hand, in proportion to the General Partner's Share and the Limited Partner's Share, as the case may be, at the time of such distribution.

      SECTION 4.3 Allocation of Profits and Losses. The income or loss of the Partnership for purposes of the Income Tax Act (Canada), the Taxation Act (Quebec) and any other applicable income tax legislation of a province of Canada for each fiscal year (respectively, "Taxable Income" and Taxable Loss") shall be allocated among the Partners as follows:

            (a) the General Partner shall be allocated the amount obtained when the Taxable Income or Taxable Loss of the Partnership for the fiscal year is multiplied by the General Partner's Share on the last day of such fiscal year; and

            (b) the balance of the Taxable Income or Taxable Loss of the Partnership for that fiscal year shall be allocated to the Limited Partner.

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                                    ARTICLE V

                         REPORTS TO THE LIMITED PARTNER

      SECTION 5.1 Reports. The books of account and records of the Partnership shall be maintained in accordance with generally accepted accounting principles as applied in the United States but need not be audited by independent public accountants.

                                   ARTICLE VI

                   DURATION AND DISSOLUTION OF THE PARTNERSHIP

      SECTION 6.1 Duration. The Partnership shall continue in existence until July 10, 2048 unless sooner dissolved pursuant to Section 6.2; provided, however, that the Board may, in its discretion, extend the initial term of the Partnership for up to five additional one-year periods.

      SECTION 6.2 Dissolution. Subject to the Delaware Act, the Partnership shall be dissolved and its affairs shall be wound up upon the earliest of:

            (a)   the expiration of the term of the Partnership provided in
      Section 6.1;

            (b)   written consent of the General Partner and the Limited
      Partner;

            (c) a unanimous decision by the Board, in its discretion, to dissolve the Partnership because it has determined in good faith that such action is necessary or desirable in order for the Partnership not to be in material violation of any material law or regulation; and

            (d) an event of withdrawal of the General Partner (within the meaning of the Delaware Act).

      SECTION 6.3 Liquidation of Partnership. Upon dissolution, the Partnership's business shall be liquidated in an orderly manner. The General Partner shall be the liquidator to wind up the affairs of the Partnership pursuant to this Agreement. If there shall be no General Partner, the Board may approve one or more Persons to act as the liquidator in carrying out such liquidation. In performing its duties, the liquidator is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Partnership in any reasonable manner that the liquidator shall determine to be in the best interest of the Partners.

      SECTION 6.4 Distribution Upon Dissolution of the Partnership. Upon dissolution of the Partnership, the liquidator winding up the affairs of the Partnership shall determine in its discretion which assets of the Partnership shall be sold and which assets of the Partnership shall be retained for distribution in kind to the Partners. Subject to the Delaware Act, after all liabilities of the Partnership have been satisfied or duly provided for, the remaining assets of the Partnership shall be distributed to the Partners in accordance with Section 4.2.

      SECTION 6.5 Withdrawal of a Partner. Except as otherwise provided herein, a Limited Partner may not withdraw from the Partnership prior to its termination. Except as expressly

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provided in this Agreement or under the Delaware Act, no event affecting a
Limited Partner (including bankruptcy or insolvency) shall affect its obligations under this Agreement or affect the Partnership. Except as otherwise provided herein, the General Partner may not withdraw from the Partnership prior to its dissolution and the liquidation of its assets.

                                   ARTICLE VII

                                  MISCELLANEOUS

      SECTION 7.1 Amendments to the Agreement. Except as otherwise provided in this Section 7.1, this Agreement may be amended by the General Partner with the approval of the Limited Partner. The General Partner may, without the approval of the Limited Partner, cure any ambiguity or correct or supplement any provision contained in this Agreement which may be incomplete or inconsistent with any other provision contained herein, provided that such amendment or supplement shall not adversely affect the Limited Partner.

      SECTION 7.2 Successors; Counterpart. This Agreement (i) shall be binding as to the executors, administrators, estates, heirs and legal successors of the Partners and (ii) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

      SECTION 7.3 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. In particular, it shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Agreement shall be invalid or unenforceable under said Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, if such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

      SECTION 7.4 Filings. The General Partner shall promptly prepare, following the execution and delivery of this Agreement, any documents required to be filed and recorded, or, in the General Partner's view, appropriate for filing and recording, under the Delaware Act, and the General Partner shall promptly cause each such document to be filed and recorded in accordance with said Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each State in which the Partnership may hereafter establish a place of business. The General Partner shall also promptly cause to be filed, recorded and published such statements of fictitious business name and other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any State or other jurisdiction which governs the conduct of its business from time to time.

      SECTION 7.5 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telex, telecopier or similar writing) and shall be given to such party at its address or telex or telecopy number set forth in a schedule filed with the records

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of the Partnership or such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the General Partner (if such party is a Limited Partner) or to the Limited Partner (if such party is the General Partner); provided, however, that any communication given (x) by mail shall be forwarded first class postage prepaid, with return requested, and (y) by telecopier or telex shall be followed by overnight delivery of the same communication, using express mail or special courier service. Each such notice, request or other communication shall be effective when received by the addressee.

      SECTION 7.6 Certificated Partnership Interests. The Partnership interests held by the General Partner and the Limited Partner shall be evidenced by certificates and shall be securities governed by article 8 of the Uniform Commercial Code as in effect in the State of Delaware and in each other applicable jurisdiction of the United States of America.

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      In WITNESS WHEREOF, the undersigned have hereto caused their respective officers to execute this Agreement as of the day and year first above written.

                                      9064-4816 QUEBEC INC.
                                      as General Partner

                                      By: /s/ Richard LeBlanc
                                         ---------------------------------------
                                         Name:  Richard LeBlanc
                                         Title: Secretary

                                      ISPAT SIDBEC INC.
                                      as Limited Partner

                                      By: /s/ Richard LeBlanc
                                         ---------------------------------------
                                         Name: Richard LeBlanc
                                         Title: Secretary

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                                                                      SCHEDULE I

      PARTNER                        CAPITAL CONTRIBUTION
      -------                        --------------------
Limited Partner:

Ispat Sidbec Inc.                       $89,100,000.00

General Partner:

9064-4816 Quebec Inc.                   $   900,000.00

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                                                                       EXHIBIT A

                          DIRECTORS OF THE PARTNERSHIP

Designated by the Limited Partner:      Thekkamadom N. Ramaswamy

Designated by the General Partner:      Lakshmi N. Mittal
                                        Narayanan Vaghul (Independent)